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                                                                      EXHIBIT 21

SUBSIDIARIES OF IMPERIAL BANCORP

All of the following subsidiaries of the Company are California corporations except Imperial International Bank which is organized under the laws of the United States. Each subsidiary is included in the Company's consolidated financial statements.

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                                                                                                                 Percentage of
                                                                                                               Voting Securities
                                                                                                                   Owned By
                                       Name                                           Immediate Parent         Immediate Parent
                 -----------------------------------------------------------------------------------------------------------------
                 Imperial Bank                                                        Imperial Bancorp                     100%
                 Imperial Bank Arizona                                                Imperial Bancorp                     100%
                 Imperial Bank Realty Company, Inc.                                   Imperial Bancorp                     100%
                 Imperial Capital Trust I                                             Imperial Bancorp                     100%
                 Imperial Creditcorp                                                  Imperial Bancorp                     100%
                 Imperial Trust Company                                                  Imperial Bank                     100%
                 Imperial Asset Advisors, Inc.                                           Imperial Bank                     100%
                 Imperial Ventures, Inc.                                                 Imperial Bank                     100%
                 Imperial International Bank                                             Imperial Bank                     100%
                 Pacific Bancard Association, Inc.                                       Imperial Bank                     100%
                 Imperial Securities Corporation                                         Imperial Bank                     100%
                 Imperial Trade Services, Ltd.                                           Imperial Bank                     100%
                 Imperial Management, Inc. (1)                                           Imperial Bank                     100%
                 TNT Mortgage Services, Inc. (1)                                         Imperial Bank                     100%
                 Imperial Global Trading Company, Inc. (1)                               Imperial Bank                     100%
                 Imperial Plan, Inc. (1)                                                 Imperial Bank                     100%
                 Imperial Municipal Services Group, Inc. (1) (2)                         Imperial Bank                     100%
                 Imperial Capital Markets Group, Inc. (1)                                Imperial Bank                     100%
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         (1)   Not currently active
         (2)   Previously known as Imperial Municipal Services Corporation